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                                                                  EXHIBIT 99.B11


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 3, 1998 for William Blair Mutual Funds, Inc. (comprised of the Growth Fund, Value Discovery Fund, International Growth Fund, Income Fund and Ready Reserves Fund) in the Registration Statement (Form N-1A) of William Blair Mutual Funds, Inc., and its incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463) and this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5344).


                                                /s/ ERNST & YOUNG LLP
                                                ------------------------------
                                                ERNST & YOUNG LLP


Chicago, Illinois
February 27, 1998